UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
March 13, 2026
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Phreesia, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-38977 (Commission File Number)	20-2275479 (I.R.S. Employer Identification Number)
1521 Concord Pike, Suite 301 PMB 221
Wilmington, Delaware 19803
(Address of principal executive offices and zip code)

(888) 654-7473
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PHR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
Credit Agreement
On March 13, 2026 (the “Closing Date”), Phreesia, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Credit Parties”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, as the borrower, the other Credit Parties, as guarantors, the financial institutions from time to time party thereto as lenders, and Capital One, National Association, a national banking association (“Capital One”), as agent for the lenders and for itself as lender, providing for a senior secured revolving credit facility (the “Credit Facility”) up to an aggregate principal amount of $275,000,000, of which approximately $92.2 million was borrowed on the Closing Date, and which includes a swingline sublimit of $20,000,000 and a letter of credit sublimit of $10,000,000. Capitalized terms used in this Current Report on Form 8-K without definition shall have the meanings assigned thereto in the Credit Agreement.
The proceeds of the Credit Facility are permitted to be used, in whole or in part, to repay existing indebtedness on the Closing Date (including any outstanding indebtedness and obligations under the Goldman Bridge Loan Facility and the Capital One ABL Facility) and costs and expenses in connection therewith and for working capital, capital expenditures, permitted acquisitions and other general corporate purposes.
Interest Rate, Fees and Prepayments
From the Closing Date through the first day of the month immediately following the month during which the first quarterly financial statements are delivered, the revolving loans bear interest at a rate per annum equal to, at the Company’s option, (i) a rate based on Term SOFR plus 2.50% or (ii) a rate based on the Base Rate plus 1.50%. Thereafter, the revolving loans will bear interest at a rate per annum equal to, at the Company’s option, (i) a rate based on Term SOFR plus a variable applicable margin ranging from 2.50% to 3.25% based on the applicable total net leverage ratio or (ii) a rate based on the Base Rate plus a variable applicable margin ranging from 1.50% to 2.25% based on the applicable total net leverage ratio. Swingline loans must be Base Rate loans. The Company is permitted to repay the Credit Facility, in whole or in part, without penalty or premium, subject to certain notice periods.
The Company will pay an unused line fee equal to the product of (i) a commitment fee percentage ranging from 0.25% to 0.40% per annum based on the applicable total net leverage ratio and (ii) the unused portion of the revolving commitments under the Credit Facility.
Guarantees and Security
The obligations under the Credit Facility are guaranteed by certain of the Company’s subsidiaries located in the United States. The obligations under the Credit Facility are secured by a first priority lien on substantially all current and future tangible and intangible property of the Credit Parties and pledges of the equity of certain subsidiaries, in each case subject to certain exceptions, limitations and customary exclusions from the collateral.
Certain Covenants and Events of Default
The Credit Agreement contains customary affirmative covenants, including financial statement reporting requirements and delivery of a compliance certificate. The Credit Agreement also contains customary negative covenants that limit the Credit Parties’ (and their Restricted Subsidiaries’) ability to, among other things, grant or incur liens, dispose of assets, incur additional indebtedness, make certain investments, restricted payments or restricted debt payments, and enter into certain mergers and acquisitions, subject in each case to certain customary exclusions, exceptions and baskets. In addition, the Credit Agreement contains certain financial covenants applicable from time to time, which include Total Net Leverage Ratio and Fixed Charge Coverage Ratio.
The Credit Agreement also contains customary events of default (subject to certain exceptions, thresholds and grace periods), including, among other things, the failure to pay obligations when due, breach of covenants, cross-default to certain other indebtedness, bankruptcy-related defaults, certain monetary judgment defaults, and certain change of control events. The occurrence of an event of default may result in the termination of the Credit Agreement and acceleration of repayment obligations with respect to any outstanding obligations under the Credit Facility.
The foregoing description of the material terms of the Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement
On March 13, 2026, in connection with the Company’s entry into the Credit Facility, the Company terminated without penalty, and repaid all outstanding indebtedness and obligations under, (i) its existing bridge loan credit agreement (the “Goldman Bridge Loan Facility”), dated as of November 12, 2025, by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, and Goldman Sachs Bank USA, as administrative agent and collateral agent for the lenders, sole lead arranger and bookrunner, and a lender and (ii) its existing senior secured asset-based revolving credit facility (the “Capital One ABL Facility”), dated as of December 4, 2023, by and among the Company and certain subsidiaries of the Company, as borrowers, the financial institutions from time to time party thereto as lenders, and Capital One, National Association as agent for the lenders and itself a lender. All security agreements and related financing arrangements entered into with the Company’s former lenders under the Goldman Bridge Loan Facility and Capital One ABL Facility were terminated substantially concurrently with the effectiveness of the Credit Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 above is incorporated by reference into this item 2.03.
Item 7.01 Regulation FD
On March 16, 2026, the Company issued a press release announcing its entry into the Credit Agreement and the termination of the Goldman Bridge Loan Facility and the Capital One ABL Facility. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.
The information furnished under this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
10.1 * **
Credit Agreement, dated as of March 13, 2026, by and among Phreesia, Inc., the credit parties, Capital One, National Association as Agent, Swing Lender, Joint Lead Arranger and Sole Bookrunner, Flagstar Bank, N.A., as Joint Lead Arranger and Co-Syndication Agent, and the lenders party thereto

99.1	Press release, dated March 16, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

** Certain portions of the exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because they are both (i) not material to investors and (ii) is the type that the registrant treats as private or confidential. The Company agrees to furnish supplementally an unredacted copy of this exhibit and its materiality and privacy or confidentiality analyses to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2026	Phreesia, Inc.

	By:	/s/ Balaji Gandhi
	Name:	Balaji Gandhi
	Title:	Chief Financial Officer